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                                                                     Exhibit 4.2


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                        Monitronics International, Inc.

                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2010

                                   ----------

                                   Indenture

                          Dated as of August 25, 2003

                                   ----------

              The Bank of New York Trust Company of Florida, N.A.

                                    Trustee

                                   ----------

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                                       1

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                             CROSS-REFERENCE TABLE*

Trust Indenture
 Act Section                                                   Indenture Section
---------------                                                -----------------

310(a)(1)............................................................7.10
   (a)(2)............................................................7.10
   (a)(3)............................................................N.A.
   (a)(4)............................................................N.A.
   (a)(5)............................................................7.10
   (b)...............................................................7.10
   (c)...............................................................N.A.
311(a)...............................................................7.11
   (b)...............................................................7.11
   (c)...............................................................N.A.
312(a)...............................................................2.06
   (b)...............................................................12.03
   (c)...............................................................12.03
313(a)...............................................................7.06
   (b)(1)............................................................N.A.
   (b)(2)............................................................7.06, 7.07
   (c)...............................................................7.06, 12.02
   (d)...............................................................7.06
314(a)...............................................................12.05
   (b)...............................................................N.A.
   (c)(1)............................................................N.A.
   (c)(2)............................................................N.A.
   (c)(3)............................................................N.A.
   (d)...............................................................N.A.
   (e)...............................................................12.05
   (f)...............................................................N.A.
315(a)...............................................................N.A.
   (b)...............................................................N.A.
   (c)...............................................................N.A.
   (d)...............................................................N.A.
   (e)...............................................................N.A.
316(a)(last sentence)................................................N.A.
   (a)(1)(A).........................................................N.A.
   (a)(1)(B).........................................................N.A.
   (a)(2)............................................................N.A.
   (b)...............................................................N.A.

----------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

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   (c)...............................................................12.14
317(a)(1)............................................................N.A.
   (a)(2)............................................................N.A.
   (b)...............................................................N.A.
318(a)...............................................................N.A.
   (b)...............................................................N.A.
   (c)...............................................................12.01

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                  ARTICLE ONE
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions......................................................1
Section 1.02. Other Definitions...............................................23
Section 1.03. Incorporation by Reference of Trust Indenture Act...............24
Section 1.04. Rules of Construction...........................................24

                                  ARTICLE TWO
                                   THE NOTES

Section 2.01. Form and Dating.................................................25
Section 2.02. Execution and Authentication....................................26
Section 2.03. Methods of Receiving Payments on the Notes......................27
Section 2.04. Registrar and Paying Agent......................................27
Section 2.05. Paying Agent to Hold Money in Trust.............................27
Section 2.06. Holder Lists....................................................28
Section 2.07. Transfer and Exchange...........................................28
Section 2.08. Replacement Notes...............................................39
Section 2.09. Outstanding Notes...............................................40
Section 2.10. Treasury Notes..................................................40
Section 2.11. Temporary Notes.................................................40
Section 2.12. Cancellation....................................................40
Section 2.13. Defaulted Interest..............................................41
Section 2.14. CUSIP Numbers...................................................41

                                  ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

Section 3.01. Notices to Trustee..............................................41
Section 3.02. Selection of Notes to Be Redeemed...............................42
Section 3.03. Notice of Redemption............................................42
Section 3.04. Effect of Notice of Redemption..................................43
Section 3.05. Deposit of Redemption Price.....................................43
Section 3.06. Notes Redeemed in Part..........................................43
Section 3.07. Optional Redemption.............................................44
Section 3.08. Repurchase Offers...............................................44
Section 3.09. Application of Trust Money......................................46

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                                  ARTICLE FOUR
                                   COVENANTS

Section 4.01. Payment of Notes................................................47
Section 4.02. Maintenance of Office or Agency.................................47
Section 4.03. Commission Reports..............................................48
Section 4.04. Compliance Certificate..........................................48
Section 4.05. Taxes...........................................................49
Section 4.06. Stay, Extension and Usury Laws..................................49
Section 4.07. Limitation on Restricted Payments...............................49
Section 4.08. Limitation on Restrictions on Distributions
                 from Restricted Subsidiaries.................................53
Section 4.09. Limitation on Debt and Issuance of Disqualified Stock...........55
Section 4.10. Limitation on Asset Sales.......................................57
Section 4.11. Limitation on Transactions with Affiliates......................58
Section 4.12. Limitation on Liens.............................................59
Section 4.13. Business Activities.............................................60
Section 4.14. Repurchase at the Option of Holders Upon a Change
                 of Control...................................................60
Section 4.15. Limitation on Issuances and Sales of Equity Interests
                 in Restricted Subsidiaries...................................61
Section 4.16. Payments for Consent............................................61
Section 4.17. Additional Note Guarantees......................................62
Section 4.18. No Senior Subordinated Debt.....................................63

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.........................63
Section 5.02. Successor Corporation Substituted...............................64

                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default...............................................64
Section 6.02. Acceleration....................................................66
Section 6.03. Other Remedies..................................................67
Section 6.04. Rescission, Cancellation and Waiver of Past Defaults............67
Section 6.05. Control by Majority.............................................68
Section 6.06. Limitation on Suits.............................................68
Section 6.07. Rights of Holders of Notes to Receive Payment...................68
Section 6.08. Collection Suit by Trustee......................................69
Section 6.09. Trustee May File Proofs of Claim................................69
Section 6.10. Priorities......................................................69
Section 6.11. Undertaking for Costs...........................................70

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                                  ARTICLE SEVEN
                                     TRUSTEE

Section 7.01. Duties of Trustee...............................................70
Section 7.02. Certain Rights of Trustee.......................................71
Section 7.03. Individual Rights of Trustee....................................72
Section 7.04. Trustee's Disclaimer............................................72
Section 7.05. Notice of Defaults..............................................72
Section 7.06. Reports by Trustee to Holders of the Notes......................73
Section 7.07. Compensation and Indemnity......................................73
Section 7.08. Replacement of Trustee..........................................74
Section 7.09. Successor Trustee by Merger, Etc................................75
Section 7.10. Eligibility; Disqualification...................................75
Section 7.11. Preferential Collection of Claims Against Company...............75

                                  ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant
                 Defeasance...................................................75
Section 8.02. Legal Defeasance and Discharge..................................75
Section 8.03. Covenant Defeasance.............................................76
Section 8.04. Conditions to Legal or Covenant Defeasance......................76
Section 8.05. Deposited Money and Government Securities to
                 Be Held in Trust; Other Miscellaneous Provisions.............78
Section 8.06. Repayment to the Company........................................78
Section 8.07. Reinstatement...................................................79

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.............................79
Section 9.02. With Consent of Holders of Notes................................80
Section 9.03. Compliance with Trust Indenture Act.............................82
Section 9.04. Revocation and Effect of Consents...............................82
Section 9.05. Notation on or Exchange of Notes................................82
Section 9.06. Trustee to Sign Amendments, Etc.................................82

                                   ARTICLE TEN
                             SUBORDINATION OF NOTES

Section 10.01. Agreement to Subordinate.......................................82
Section 10.02. Liquidation; Dissolution; Bankruptcy...........................83
Section 10.03. Default on Designated Senior Debt..............................83
Section 10.04. Acceleration of Securities.....................................84
Section 10.05. When Distribution Must Be Paid Over............................84
Section 10.06. Notice by the Company..........................................85
Section 10.07. Subrogation....................................................85

                                      iii

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Section 10.08. Relative Rights................................................85
Section 10.09. Subordination May Not Be Impaired by an Obligor................86
Section 10.10. Distribution or Notice to Representative.......................86
Section 10.11. Rights of Trustee and Paying Agent.............................86
Section 10.12. Authorization to Effect Subordination..........................87
Section 10.13. Payment........................................................87
Section 10.14. Repurchase of Notes............................................87

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.....................................87
Section 11.02. Deposited Money and Government Securities to Be Held
                  in Trust; Other Miscellaneous Provisions....................88
Section 11.03. Repayment to the Company.......................................89

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls...................................89
Section 12.02. Notices........................................................89
Section 12.03. Communication by Holders of Notes with
                  Other Holders of Notes......................................90
Section 12.04. Certificate and Opinion as to Conditions Precedent.............90
Section 12.05. Statements Required in Certificate or Opinion..................91
Section 12.06. Rules by Trustee and Agents....................................91
Section 12.07. No Personal Liability of Directors,
                  Officers, Employees and Stockholders........................91
Section 12.08. Governing Law..................................................91
Section 12.09. Consent to Jurisdiction........................................92
Section 12.10. No Adverse Interpretation of Other Agreements..................92
Section 12.11. Successors.....................................................92
Section 12.12. Severability...................................................92
Section 12.13. Counterpart Originals..........................................92
Section 12.14. Acts of Holders................................................92
Section 12.15. Intercreditor and Subordination Agreement......................94
Section 12.16. Benefit of Indenture...........................................94
Section 12.17. Table of Contents, Headings, Etc...............................94

                                    EXHIBITS

Exhibit A   FORM OF NOTE

Exhibit B   FORM OF CERTIFICATE OF TRANSFER

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Exhibit C   FORM OF CERTIFICATE OF EXCHANGE

Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E   FORM OF NOTATION OF GUARANTEE

Exhibit F   FORM OF SUPPLEMENTAL INDENTURE

                                       v

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          INDENTURE dated as of August 25, 2003 among Monitronics International,
Inc., a Texas corporation and The Bank of New York Trust Company of Florida, N.A., trustee.

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 11 3/4% Senior Subordinated Notes due 2010 to be issued as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 3/4% Senior Subordinated Notes due 2010:

                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions.

          "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Notes" means an unlimited aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Section 2.02.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Premium" means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at September 1, 2007 (such redemption price being set forth in Section 3.07) plus (ii) all required interest payments due on such Note through September 1, 2007 (exclusive of interest accrued but unpaid to the date of redemption), computed using a discount rate equal to the Treasury Rate on such redemption date, plus 50 basis points, over (b) the principal amount of such Note.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback and excluding any pledge of, or the creation, incurrence, assumption or sufferance to exist of any other Lien on assets by the Company or any of its Restricted Subsidiaries), other than sales of inventory in the ordinary course of business, and

          (2) the issue or sale by the Company or any of its Subsidiaries of Equity Interests in any of the Company's Restricted Subsidiaries (excluding directors' qualifying shares or an immaterial number of shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary and excluding any pledge of Equity Interests of the Company or any of its Restricted Subsidiaries),

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value in excess of $3.0 million.

     Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

          (1) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary of the Company;

          (3) the sale of excess or obsolete assets, in the ordinary course of business;

          (4) a Restricted Payment that is permitted by Section 4.07 hereof;

          (5) transactions covered by Section 5.01 hereof;

          (6) any transaction that constitutes a Change of Control;

          (7) dispositions or foreclosure in connection with Permitted Liens;
     and

          (8) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the board of directors of the Company or a Holding Company, as applicable, or any duly authorized and constituted committee thereof.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (1) in the case of a corporation, capital stock,
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, unless such securities are deposited by the Company to defease any Indebtedness;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250 million and outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

          (6) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and

          (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

          "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or the Holding Company and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders;

          (2) the acquisition by any Person or Group (other than the Permitted Holders or a Holding Company) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or, if the Company is a Subsidiary of a Holding Company, such Holding Company;

          (3) the first day on which a majority of the members of the Board of Directors of the Company or a Holding Company are not Continuing Directors; or

          (4) a "change in control" event occurs under the terms of the Subordinated Notes while such Subordinated Notes are outstanding or a "change in control" or "change in management" event occurs under the terms of the Credit Agreement.

Solely for purposes of determining whether a Change of Control has occurred under clause (2) above, if the Company becomes a Subsidiary of a Holding Company and thereafter ceases to be a wholly-owned Subsidiary of such Holding Company, then the acquisition or ownership by any Person or Group (other than the Permitted Holders or a subsequent Holding Company) of the power, directly or indirectly, to vote or direct the voting of securities having any percentage of the ordinary voting power for the election of directors of the former Holding Company (the "Holdings Percentage") shall be deemed to be the acquisition or ownership of that percentage of the ordinary voting power for the election of directors of the Company equal to the product of the Holdings Percentage multiplied by the percentage of the ordinary voting power for the election of directors of the Company held by the former Holding Company.

          "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg (formerly Cedel Bank, societe anonyme), and any successor thereto.

          "Closing Date" means August 25, 2003.

          "Commission" means the Securities and Exchange Commission.

          "Company" means Monitronics International, Inc. until a successor replaces it pursuant to Section 5.01 hereof and thereafter means the successor.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income:

          (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries;

          (2) consolidated interest expense of such Person and its Restricted Subsidiaries, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net costs (if any) pursuant to Hedging Obligations); and

          (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charges to the extent that it represents an accrual of or reserve for cash payments to be made in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries.

          Notwithstanding the foregoing, the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equityholders;

          (3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

          (4) any extraordinary gain or loss, together with any related provision for taxes on such gain or loss, shall be excluded;

          (5) any gain or loss resulting from Asset Sales (without regard to the $3.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects shall be excluded;

          (6) any gain or loss from foreign exchange transactions shall be excluded;

          (7) the cumulative effect of a change in accounting principles shall be excluded;

          (8) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

          (9) any non-cash compensation expense in connection with the issuance of employee or independent contractor stock options shall be excluded; and

          (10) any amount paid or accrued as dividends on Preferred Stock of the Company or any Guarantor owned by Persons other than the Company and any of its Restricted Subsidiaries shall be excluded.

          "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or a Holding Company, as applicable, who:

          (1) was a member of the Board of Directors on the date of this Indenture; or

          (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election; or

          (3) was a Permitted Holder or a representative of a Permitted Holder.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "Credit Agreement" means that certain credit agreement to be entered into as of the date of this Indenture, by and among the Company, certain lenders and other financial institutions and Fleet National Bank, as administrative agent for such lenders and financial institutions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Restricted Subsidiaries of the Company as borrowers or guarantors thereunder) all of or a portion of the Indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions) or otherwise.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, and such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Senior Debt" means:

          (1) Indebtedness outstanding under the Credit Agreement, and

          (2) any other Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, other than an initial public offering of Equity Interests, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of the stated maturity date of the Notes or the date on which no Notes remain outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to such date shall be deemed Disqualified Capital Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock, if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.14. Notwithstanding the foregoing, the Capital Stock in the Company owned by James R. Hull on the date of this Indenture shall not constitute Disqualified Stock by reason of his right to require the Company to repurchase such Capital Stock pursuant to the terms of his agreement with the Company dated August 18, 2003.

          "Domestic Restricted Subsidiary" of a Person means, at any date of determination, any Restricted Subsidiary of such Person that:

          (1) is organized under the laws of the United States, any State thereof or the District of Columbia as of such date; or

          (2) is not so organized but, due to an election or otherwise, for any taxable year (or a portion thereof) that includes such date (a) is treated as a domestic entity for United States federal income tax purposes or (b) is treated as a partnership or a division of a domestic entity for United States federal income tax purposes.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes issued in the Exchange Offer in accordance with Section 2.07(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and Indebtedness being repaid on the date of this Indenture) in existence on the date of this Indenture, until such amounts are repaid.

          "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

          "GAAP" means generally accepted accounting principles as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or the Commission or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

          "Global Note Legend" means the legend set forth in Section 2.07(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(f) hereof.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Guarantors" means each Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns until released from their obligations under their Guarantees in accordance with the terms of this Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person under:

          (1) interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

          (3) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Holder" means the registered owner of any Note.

          "Holding Company" means any company as to which the Company is, directly or indirectly, a wholly-owned Subsidiary.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by such Person, the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person; provided that Indebtedness shall not include:

          (x) any amounts withheld by the Company or any Restricted Subsidiary from the purchase price paid for the purchase of subscriber accounts;

          (y) Indebtedness in respect of letters of credit to support workers compensation obligations, performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business; and

          (z) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiaries of the Company (other than guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition.

          The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "Intercreditor and Subordination Agreement" means the Intercreditor and Subordination Agreement, dated as of the date hereof, by and among the Company, The Northwestern Mutual Life Insurance Company, and the Trustee for the benefit of Holders of the Notes, as such agreement may be amended, modified or supplemented from time to time.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations) advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and
(2) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (other than Cash Equivalents), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that Investments shall not include the purchase of subscriber accounts or amounts owed to the Company by security alarm dealers for subscriber accounts lost through attrition. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person determined as provided in Section 4.07(c) hereof.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Legended Regulation S Global Note" means a temporary global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Leverage Ratio" means the ratio of:

          (1) the aggregate outstanding amount of Indebtedness of the Company and its Restricted Subsidiaries as of the date of determination on a consolidated basis (subject to the terms described in the paragraph below) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries (except Disqualified Stock issued to the Company or a Wholly Owned Restricted Subsidiary of the Company) on such date, to

          (2) the Consolidated Cash Flow of the Company for the latest full fiscal quarter (the "Latest Full Fiscal Quarter") for which financial statements are available on the date of determination annualized (i.e., multiplied by four).

          For purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (1) the incurrence of the Indebtedness of the Company and its Restricted Subsidiaries and the issuance of the Disqualified Stock of the Company and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, as if such incurrence or issuance (and the application of the proceeds therefrom) or the repayment, as the case may be, occurred on the first day of the Latest Full Fiscal Quarter, and (2) any acquisition or disposition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or issuing Disqualified Stock) at any time on or subsequent to the first day of the Latest Full Fiscal Quarter and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and the issuance of such Disqualified Stock and also including any Consolidated Cash Flow associated with such acquisition or disposition) occurred on the first day of the Latest Full Fiscal Quarter. For purposes of this definition, pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company consistent with Article 11 of

Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation may be amended.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including payments in respect of deferred payment obligations when received in the form of cash), net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, relocation costs, title insurance premiums, appraisers' fees and costs reasonably incurred in preparation of any asset or property for sale;

          (2) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Restricted Subsidiary engaged in such Asset Sale after taking into account any tax credits or deductions and any tax sharing arrangements);

          (3) all payments made on any Indebtedness of the Company or any Guarantor which is secured by any assets subject to such Asset Sale;

          (4) all distributions and other payments required to be made to any Person owning a beneficial interest in the assets subject to sale, or minority interest holders in Subsidiaries or joint ventures, as a result of such Asset Sale; and

          (5) any reserves established in accordance with GAAP for adjustment in respect of the sales price of the asset or assets subject to such Asset Sale or for any liabilities associated with such Asset Sale.

          "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (to a guarantor or otherwise) or (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Note Guarantee" means a Guarantee of the Notes pursuant to this Indenture.

          "Notes" means the 11 3/4% Senior Subordinated Notes due 2010 of the Company issued on the date hereof and any Additional Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means the Chief Executive Officer, the Chief Financial Officer, or any Executive Vice-President of the Company.

          "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. An Opinion of Counsel must meet the requirements of
Section 12.04 of this Indenture. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

          "Permitted Business" means any business conducted by the Company and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related, ancillary or complementary thereto, as determined in good faith by the Company's Board of Directors.

          "Permitted Holders" means AV Partners III, L.P., AV Partners V, L.P., Capital Resource Partners II, L.P., ABRY Capital Partners, L.P., ABRY Partners IV, L.P., ABRY Investment Partnership, L.P., Windward Capital GP II, LLC, Windward Capital Partners II, L.P., and Windward Capital LP II, LC. or any of their Affiliates, partners or members or James R. Hull or any of his Affiliates or family partnerships, trusts or other entities or investment vehicles created for the benefit of any of the foregoing.

          "Permitted Investment" means:

          (1) any Investment in the Company or a Guarantor (whether existing on the Closing Date or created thereafter) or any Person that after such Investment, and as a result thereof, becomes a Guarantor;

          (2) any Investment in Cash Equivalents;

          (3) any Investment made as a result of the receipt of non-cash consideration from a sale of assets that was made pursuant to and in compliance with Section 4.10;

          (4) any Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (5) Investments in securities of trade creditors, wholesalers, suppliers or customers received pursuant to any plan of reorganization or similar arrangement for obligations arising in the ordinary course of business;

          (6) loans or advances to employees of the Company or any Restricted Subsidiary thereof for purposes of purchasing from the Company or a Holding Company the Company's or a Holding Company's Capital Stock and other loans and advances to employees, dealers or independent contractors made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, provided that the aggregate amount of all such loans and advances at any time outstanding shall not exceed $2.0 million;

          (7) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;

          (9) Hedging Obligations incurred in compliance with Section 4.09 and not for speculative purposes; and

          (10) other Investments in an amount not to exceed $10.0 million.

          "Permitted Junior Securities" of a Person means (1) Equity Interests in such Person and debt securities of such Person, in each case (whether Equity Interests or debt securities) that are subordinated to all Senior Debt and any securities (whether equity or debt) issued in exchange for Senior Debt of such Person to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt of the Company and the Guarantors pursuant to this Indenture or (2) Equity Interests in such Person that are of the same class and series as, and have no greater contractual rights than, any Equity Interests constituting common stock in such Person issued in exchange for Senior Debt of such Person.

          "Permitted Liens" means:

          (1) Liens securing Senior Debt;

          (2) Liens securing the Notes or the Note Guarantees;

          (3) Liens in favor of the Company or any of its Wholly Owned Restricted Subsidiaries;

          (4) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or at the time such Person becomes a Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such transaction and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (6) Liens existing on the date of this Indenture;

          (7) Liens securing Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or assets used in the Company's or any Restricted Subsidiary's business or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided that the principal amount of any Indebtedness described in this clause (7) shall not exceed $10.0 million at any time outstanding;

          (8) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

          (9) Liens for property taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

          (10) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries;

          (11) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the assets of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith by appropriate proceedings;

          (12) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case incurred in the ordinary course of business; and

          (13) Liens on the assets of the Company or any Restricted Subsidiary to secure any Permitted Refinancing Indebtedness, in whole or in part, of any Indebtedness secured by Liens; provided, however, that any such Lien shall be limited to the same assets that secured the original Indebtedness.

          "Permitted Refinancing Disqualified Stock" means any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for or the net proceeds of which are used to repurchase or redeem other Disqualified Stock of the Company or such Restricted Subsidiary (other than intercompany Disqualified Stock); provided that:

          (1) the liquidation preference of such Permitted Refinancing Disqualified Stock does not exceed the liquidation value, plus premiums, penalties and accrued dividends on, the Disqualified Stock so exchanged, repurchased or redeemed (plus the amount of reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Disqualified Stock has a redemption date no earlier than the redemption date of the Disqualified Stock being exchanged, repurchased or redeemed; and

          (3) such Permitted Refinancing Disqualified Stock is issued either by the Company or by the Restricted Subsidiary that issued the Disqualified Stock being exchanged, repurchased or redeemed.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or such Restricted Subsidiary (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premiums, penalties and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date, and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (i) pari passu in right of payment to the Notes or any guarantee of the Notes, such Permitted Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Notes or any guarantee of the Notes and (ii) subordinated in right of payment to the Notes or any guarantee of the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or any guarantee of the Notes, in each case on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that the Subordinated Notes outstanding on the Closing Date (together with any additional principal amount paid in lieu of cash interest pursuant to the terms of the Subordinated Notes on the Closing
     Date) may be refinanced or replaced with Indebtedness that is pari passu with the Notes; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Private Placement Legend" means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Consideration" means, with respect to any Asset Sale (or any other transaction or series of related transactions required to comply with
Section 4.10(a)(iii)), any one or more of:

          (1) Cash Equivalents;

          (2) securities, notes or other obligations received by the Company or such Restricted Subsidiary from the transferee that are contemporaneously (subject to ordinary settlement periods) converted into cash;

          (3) Indebtedness (excluding contingent liabilities and Indebtedness that is pari passu or subordinated to the Notes or any Note Guarantees, and Indebtedness that is owed to the Company or any Affiliate of the Company) of the Company or any Restricted Subsidiary that is expressly assumed by the transferee in an Asset Sale and with respect to which the Company or the Restricted Subsidiary, as the case may be, is unconditionally released by the holder of that Indebtedness; and

          (4) any assets received by the Company or its Restricted Subsidiaries that would satisfy clause (ii) of Section 4.10(b) (provided that if such assets involve consideration in excess of $5.0 million, the valuation of such assets has been approved by a majority of the members of the Board of Directors of the Company and, provided, further that if such assets involve consideration in excess of $15 million, the Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing).

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Legended Regulation S Global Note or a Unlegended Regulation S Global Note, as appropriate.

          "Representative" means the indenture trustee or other trustee, agent or representative of holders of any Senior Debt.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Payment" means:

          (1) the declaration or payment of any dividend or other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company;

          (2) the purchase, repurchase, redemption, acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Company) of any Equity Interests of the Company or any Guarantor (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

          (3) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness that is subordinated to the Notes, except (a) a payment of interest or a payment of principal at Stated Maturity or (b) the purchase, redemption, defeasance or other acquisition or retirement of such subordinated Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement; or

          (4) any Restricted Investment.

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" means:

          (1) all Indebtedness of the Company or any Guarantor under the Credit Agreement;

          (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not allowed as a claim in such proceeding).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by such Person;

          (2) any Indebtedness of the Company or any Guarantor to the Company or any of its Subsidiaries or Affiliates;

          (3) any Indebtedness of the Company or any Guarantor under the Subordinated Notes, including any Subordinated Notes paid in lieu of cash interest thereon;

          (4) any trade payables;

          (5) any amounts or liabilities owing to dealers from whom the Company purchases subscriber accounts; or

          (6) any Indebtedness that is incurred in violation of this Indenture.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Notes" means the Subordinated Notes due 2010 outstanding on the date of this Indenture, issued pursuant to the Subordinated Note and Warrant Purchase Agreement dated January 18, 2002 among the Company and the purchasers listed on Schedule A attached thereto, as amended.

          "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by such Person; and

          (2) any other Person (other than a corporation), including, without limitation, a partnership, joint venture or limited liability company, in which the specified Person, one or more Subsidiaries thereof or the specified Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has or have at least a majority of the Voting Stock or other ownership interests of such Person.

          "TIA" means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

          "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 1, 2007; provided, however, that if the period from the redemption date to September 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means The Bank of New York Trust Company of Florida, N.A., a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unlegended Regulation S Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt; and

          (2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" with respect to any specified Person (1) means any class or classes of Equity Interests of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, partners, managers or trustees of the specified Person (irrespective of whether or not, at the time, stock of any other class or classes have, or might have, voting power by reason of the happening of any contingency) that control the management and policies of such Person, and (2) if such specified Person is a limited partnership, includes the general partner and limited partner interests of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all the outstanding Capital Stock or other ownership interests of which (except directors' qualifying shares) is at such time owned by such Person and its other Wholly Owned Restricted Subsidiaries.

Section 1.02. Other Definitions.

                                                        Defined
                                                           in
Term                                                    Section
----                                                    -------

"Act"................................................    12.14
"Affiliate Transaction"..............................     4.11
"Asset Sale Offer"...................................     4.10
"Authentication Order"...............................     2.02
"Change of Control Offer"............................     4.14
"Change of Control Payment"..........................     4.14
"Change of Control Payment Date".....................     4.14

                                                        Defined
                                                           in
Term                                                    Section
----                                                    -------

"Covenant Defeasance"................................     8.03
"DTC"................................................     2.01
"Event of Default"...................................     6.01
"Excess Proceeds"....................................     4.10
"Incur"..............................................     4.09
"Legal Defeasance"...................................     8.02
"Offer Amount".......................................     3.08
"Offer Period".......................................     3.08
"Paying Agent".......................................     2.04
"Payment Default"....................................     6.01
"Payment Blockage Notice"............................    10.03
"Payment Blockage Period"............................    10.03
"Permitted Debt".....................................     4.09
"Purchase Date"......................................     3.08
"Registrar"..........................................     2.04
"Related Proceedings"................................    12.09
"Repurchase Offer"...................................     3.08
"Specified Courts"...................................    12.09

Section 1.03. Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

          (a) Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and in the plural include the singular;

          (v) provisions apply to successive events and transactions; and

          (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01. Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (and shall include the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

          (c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company ("DTC") in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note shall be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Notes issued on the Closing Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an "Authentication Order"), authenticate Notes for original issue on the date hereof of $160 million. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Authentication Order, authenticate Notes for original issue in aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Methods of Receiving Payments on the Notes.

          If a Holder of $1.0 million or more of Notes has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04. Registrar and Paying Agent.

          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          (b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

          (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05. Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.07. Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or
(iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (d) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this
     Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

               (A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

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

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; or

               (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be

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

     exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the Holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note

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

     proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

          (d) Transfer and Exchange of Definitive Notes for Beneficial
     Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a

     Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to
               exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

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

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

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

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

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

          (i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE
          (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii),
     (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

Section 2.08. Replacement Notes.

          (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

          (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

          (b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          (c) If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

          (a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange
Act). Certification of the disposition of all canceled Notes shall be delivered to the Company from time to time upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14. CUSIP Numbers.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                 ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

Section 3.01. Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

          (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

          (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price (including the Applicable Premium, if any);

          (iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

          (iv) the name and address of the Paying Agent;

          (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

          (vi) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

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

          (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

          (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07. Optional Redemption.

          (a) Except as set forth in clause (b) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to September 1, 2007. Thereafter, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest and Liquidated Damages due on the related interest payment date):

Year                                                                  Percentage
----                                                                  ----------
2007...............................................................    108.000%
2008...............................................................    102.938%
2009...............................................................    100.000%

          (b) At any time prior to September 1, 2006, the Company may redeem up to 25% of the aggregate principal amount of Notes issued under this Indenture (including Additional Notes, if any, issued subsequent to the Closing Date) at a redemption price equal to 111.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more offerings of Capital Stock (other than Disqualified Stock) of the Company or of a Holding Company (to the extent, in the case of a Holding Company, that the net cash proceeds thereof are used to purchase Capital Stock (other than Disqualified Stock), or are contributed to the common equity capital, of the Company); provided that (A) at least 75% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and (B) the redemption must occur within 90 days of the date of the closing of such offering.

          (c) In addition, at any time prior to September 1, 2007, the Company may redeem all or part of the Notes upon not less than 30 days' nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption, plus (iii) the Applicable Premium.

          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Repurchase Offers.

          In the event that, pursuant to Section 4.10 or 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a "Repurchase

Offer"), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

          The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 90 days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

          Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

          (i) that the Repurchase Offer is being made pursuant to this Section
     3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

          (ii) the Offer Amount, the purchase price and the Purchase Date;

          (iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

          (iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

          (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

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

          (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On the Purchase Date, the Company shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company, shall promptly issue a new Note. The Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.08, Section 4.10 or Section 4.14, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08, 4.10 or
4.14 by virtue of such compliance.

Section 3.09. Application of Trust Money.

          All money deposited with the Trustee pursuant to Section 11.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own

Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01. Payment of Notes.

          (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

          (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.04 of this Indenture.

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

Section 4.03. Commission Reports.

          (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

          (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

          (b) In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (a)(i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Section 4.04. Compliance Certificate.

          (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. If such a certification is contrary to the then current recommendations of the American Institute of Certificate Public Accountants with respect to any year-end financial statements being delivered to the Trustee pursuant to Section 4.03(a), the Company shall deliver an Officer's Certificate to such effect to the Trustee at the time such year-end financial statements are so delivered to the Trustee.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

          The Company and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Limitation on Restricted Payments.

          (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly any Restricted Payment unless, at the time of, and after giving effect to, such proposed Restricted Payment:

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

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Latest Full Fiscal Quarter, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a); and

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vii), (viii) and (ix) of Section 4.07(b) below), is less than the sum, without duplication, of:

               (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning October 1, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (B) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors in good faith, received by the Company since the Closing Date (i) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (including, without limitation, in a merger, consolidation, acquisition of property or any other form of transaction involving the issue or sale of Capital Stock (other than Disqualified Stock)), (ii) from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company), and (iii) from other capital contributions to the Company (including, without limitation, through the merger or consolidation of a Person with and into the Company not involving the issuance or delivery of securities or any other consideration by the Company or any Restricted Subsidiary); plus

               (C) the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any Person after the Closing Date resulting from, and without duplication (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company, or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed the amount of Investments previously made by the Company or any of its Restricted Subsidiaries, which amount was included in the calculation of Restricted

          Payments; provided, however, that no amount shall be included under this clause (C) to the extent it is already included in Consolidated Net Income.

          (b) Section 4.07(a) shall not prohibit:

          (i) the payment of any dividend or the making of any distribution within 60 days after the date of declaration thereof, if at the date of declaration the payment or distribution complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Capital Stock of the Company or any warrants, options or other rights to acquire shares of any such Capital Stock either (a) solely in exchange for Equity Interests of the Company other than Disqualified Stock, (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company other than Disqualified Stock or (c) in the case of Disqualified Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of, Permitted Refinancing Disqualified Stock; provided, in each case, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.07(a)(iii)(B);

          (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from, an Incurrence of Permitted Refinancing Indebtedness;

          (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or a Holding Company held by any member of the Company's, Holding Company's, or any of the Company's Subsidiaries' management or board of directors or family partnerships, trusts or other entities or investment vehicles created for the benefit of any of the foregoing; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period;

          (v) payments by the Company to fund the payment by a Holding Company of audit, accounting, legal or other similar expenses, to pay franchise or other similar taxes and to pay other corporate overhead expenses, including directors' fees, indemnifications and similar arrangements, so long as such dividends are paid as and when needed by a Holding Company so long as the aggregate amount of payments pursuant to this clause (v) does not exceed $500,000 in any calendar year;

          (vi) payments to enable the Company or a Holding Company to make cash payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock so long as the aggregate amount of payments pursuant to this clause (vi) does not exceed $100,000 in any calendar year;

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

          (vii) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

          (viii) repayment of subordinated Indebtedness (including any early redemption premium) of the Company on the Closing Date;

          (ix) repurchase, redemption or other acquisition or retirement of Preferred Stock outstanding on the date of this Indenture in an amount not to exceed $15.0 million; and

          (x) Restricted Payments in the amount of $10.0 million,

provided, however, that in each case, no Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Closing Date, amounts expended pursuant to clauses (i), (iv), (vi) and (x) under this Section 4.07(b) shall be included in such calculations.

          Notwithstanding anything to the contrary in this Section 4.07, the Company shall not effect any repurchase, redemption, defeasance, other acquisition or retirement of the Subordinated Notes other than in exchange for or with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing, if the fair market value exceeds $7.5 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          (d) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the terms of this Indenture if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under
Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation as determined in good faith by the Board of Directors. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

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          (e) Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default thereof).

          (f) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that:

          (i) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the relevant Latest Full Fiscal Quarter and, to the extent such Indebtedness is secured by a Lien, such Lien is permitted under
     Section 4.12;

          (ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such designation shall only be permitted if such Investments would be permitted under Section 4.07; and

          (iii) no Default or Event of Default would be in existence immediately following such designation.

Section 4.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the right of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any indebtedness owed to the Company or its Restricted Subsidiaries;

          (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

          (b) The preceding restrictions set forth in Section 4.08(a) above shall not apply to encumbrances or restrictions existing under or by reason of:

          (i) Existing Indebtedness as in effect on the date of this Indenture;

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          (ii) agreements existing on the date of this Indenture, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in agreements as in effect on the date of this Indenture, as determined in good faith by the Board of Directors;

          (iii) this Indenture and the Notes;

          (iv) applicable law;

          (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (vi) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

          (vii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this
     Section 4.08(a)(iii) on the property so acquired;

          (viii) any agreement for the sale of a Restricted Subsidiary (whether by stock sale, asset sale, merger, consolidation or otherwise) that restricts distributions by such Restricted Subsidiary pending its sale;

          (ix) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole (as determined in good faith by the Board of Directors), than those contained in the agreements governing the Indebtedness being refinanced;

          (x) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions under Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

          (xi) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

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          (xiii) restrictions relating to Preferred Stock of any Guarantor that require that due and payable dividends thereon be paid in full prior to dividends on such Guarantor's common stock; or

          (xiv) restrictions on the assets of any Guarantor imposed by any agreement or charter provision evidencing Indebtedness or Capital Stock of such Guarantor that is otherwise permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in such agreement or charter provision are not less favorable to the Company in any material respect as determined in good faith by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in this Indenture.

Section 4.09. Limitation on Debt and Issuance of Disqualified Stock.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "Incur") any Indebtedness (including Acquired
Debt), and the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock (other than to the Company or a Wholly Owned Restricted Subsidiary); provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) and issue shares of Disqualified Stock if the Company's Leverage Ratio at the time of the incurrence of such Indebtedness or issuance of such Disqualified Stock, after giving pro forma effect thereto (including a pro forma application of the use of proceeds therefrom), is less than 4.5 to 1.0.

          (b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness or issuance of Disqualified Stock (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and the Guarantors of Indebtedness pursuant to the Credit Agreement (including letter of credit obligations) in an aggregate principal amount outstanding under this clause (i) at any one time not to exceed $320.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any Indebtedness under the Credit Agreement (and, in the case of any revolving credit Indebtedness under the Credit Agreement, to effect a corresponding commitment reduction thereunder) pursuant to Section 4.10;

          (ii) the incurrence by the Company of Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes issued on the date of this Indenture and any guarantees of such Notes by the Guarantors;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clauses (ii), (iii), (iv) and
     (viii) of this Section 4.09(b), or the issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Disqualified Stock in exchange for, or the net proceeds of which are used to refund, refinance or replace Disqualified Stock (other than intercompany Disqualified Stock) that was permitted by this Indenture to be issued;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

               (A) if the Company or any Guarantor is the obligor, such Indebtedness must be unsecured, evidenced by a promissory note and expressly subordinated to the prior payment in full in cash of all obligations under the Notes, and

               (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(v);

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations, provided that such obligations are entered into for bona fide hedging purposes and not for speculative purposes;

          (vii) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness in an aggregate amount not to exceed $25.0 million at any one time outstanding (which amount may, but need not, be incurred under the Credit Agreement);

          (viii) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary at the time of such incurrence (whether through a direct purchase of assets or the Capital Stock of any Person owning solely those assets) in an aggregate principal amount not to exceed $10.0 million at any time outstanding; and

          (ix) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.09(b)(i) through (ix) above or is entitled to be Incurred pursuant to Section 4.09(a), the Company may, in its sole discretion:

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

               (A) at the time the proposed Indebtedness is incurred, classify all or a portion of that item of indebtedness on the date of its incurrence under either Section 4.09(a) or under any category of Permitted Debt described in clauses (i) through (ix) of this Section 4.09(b); and

               (B) reclassify at any later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this Section 4.09;

provided, that, in each case, Indebtedness under the Credit Agreement outstanding on the date the Notes are first issued under this Indenture is deemed to be incurred pursuant to Section 4.09(b)(i).

          (c) Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10. Limitation on Asset Sales.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (i) the Company or such Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (ii) the fair market value is determined in good faith by the management of the Company or, if such Asset Sale involves consideration in excess of $5 million, by the Board of Directors as evidenced by a board resolution; and

          (iii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration.

          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds, at its option:

          (i) to repay Senior Debt of the Company or any Guarantor, or any Indebtedness of any Restricted Subsidiary that is not a Guarantor (and, in the case of revolving credit Indebtedness, to reduce commitments with respect thereto); or

          (ii) to the acquisition of a majority of the assets of a Permitted Business, or a majority of the Voting Stock of a Person engaged in a Permitted Business (provided that such Person will become on the date of acquisition thereof a Restricted Subsidiary), the making of a capital expenditure or the acquisition of other long-term assets (including, without limitation, security monitoring accounts or agreements) that are used or useful in a Permitted Business.

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          (c) Pending application of Net Proceeds pursuant to this Section 4.10, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

          (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all holders of Notes and other Indebtedness ranking on a parity with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and other Indebtedness ranking on a parity with the Notes, pro rata, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or the accreted value of such Indebtedness, if such other Indebtedness is issued at a discount), plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Indebtedness ranking on a parity with the Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other Indebtedness ranking on a parity with the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with an unrelated Person;

          (ii) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $5.0 million, either (x) the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the Trustee or
     (y) if there are no disinterested members of the Board of Directors, the Company complies with the fairness opinion requirement of this Section 4.11(a)(iii) with respect to such Affiliate Transaction; and

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          (iii) if such Affiliate Transaction or series of related Affiliate
     Transactions involves aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this
Section 4.11(a):

          (i) any employment agreement, employee benefit plan or stock option plan entered into by the Company or any of its Restricted Subsidiaries or the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant thereto in the ordinary course of business that has been approved by a majority of the disinterested members of the Board of Directors;

          (ii) transactions between or among the Company and its Restricted Subsidiaries;

          (iii) Restricted Payments that are permitted by the provisions of
     Section 4.07 hereof;

          (iv) reasonable and customary directors' fees, indemnification and similar arrangements and payments thereunder by the Company or any of its Restricted Subsidiaries;

          (v) loans or advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business, provided that the aggregate amount of all such loans and advances at any time outstanding shall not exceed $2.0 million;

          (vi) any agreement as in effect as of the date of this Indenture or any amendment thereto (so long as any such amendment, taken as a whole, is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

          (vii) the issuance of Capital Stock or other Equity Interests of the Company (other than Disqualified Stock) or the making of other capital contributions to the Company; and

          (viii) payment of $2.0 million to James R. Hull and the payment of $2.7 million to ABRY Partners LLC.

Section 4.12. Limitation on Liens.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other

                                       59


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amounts due under this Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Note Guarantee and all other amounts due under this Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Subsidiary's Note Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

Section 4.13. Business Activities.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14. Repurchase at the Option of Holders Upon a Change of Control.

          (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer by the Company (a "Change of Control Offer") at an offer price (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08.

          (b) By 11:00 a.m. Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful:

          (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

          (c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

          (d) Prior to complying with any of the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing

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outstanding Senior Debt to permit the repurchase of Notes required by this
Section 4.14. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (e) This Section 4.14 will be applicable whether or not any other provisions of this Indenture are applicable.

          (f) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.15. Limitation on Issuances and Sales of Equity Interests in
              Restricted Subsidiaries.

          (a) The Company shall not transfer, convey, sell, lease or otherwise dispose of, and shall not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary of the Company (other than the issuance of directors' qualifying shares or an immaterial number of shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary and excluding any pledge of Equity Interests of any Restricted Subsidiary) to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), except:

          (i) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 hereof if made on the date of such issuance or sale;

          (ii) sales of Common Stock of a Restricted Subsidiary by the Company or a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary complies with Section 4.10; or

          (iii) sale of Disqualified Stock or Preferred Stock of a Guarantor by the Company or a Guarantor that are otherwise permitted under Section 4.09, provided that the Company or such Guarantor complies with Section 4.10.

Section 4.16. Payments for Consent.

          Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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Section 4.17. Additional Note Guarantees.

          (a) If (1) the Company or any of its Domestic Restricted Subsidiaries shall acquire or create another Domestic Restricted Subsidiary or (2) an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary and thereafter is a Domestic Restricted Subsidiary, then such newly acquired, created or redesignated Domestic Restricted Subsidiary shall execute a supplemental indenture becoming a Guarantor in accordance with the terms of this Indenture.

          (b) In addition, the Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Guarantor unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

          (c) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (ii) either:

               (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, partnership, limited liability company or business trust organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

               (B) such sale or other disposition complies with the "Limitation on Asset Sale" covenant of the Indenture, including the application of the Net Proceeds therefrom.

          (d) The Note Guarantee of a Guarantor will be released:

          (i) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the "Limitation on Asset Sales" covenant of the Indenture; or

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          (ii) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

Section 4.18. No Senior Subordinated Debt.

          The Company shall not incur, create issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee. No Indebtedness of the Company or any Guarantor shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of being unsecured.

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

          (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

          (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or business trust organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after such transaction no Default or Event of Default exists; and

          (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made:

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               (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

               (B) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if such transaction had occurred at the beginning of the applicable Latest Full Fiscal Quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a);

provided, however, that Section 5.01(a)(iv) above shall not apply if the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Section 5.02. Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of
Section 5.01 hereof; provided, further, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes in the case of a lease of all or substantially all of its property and assets.

                                  ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

          (a) Each of the following constitutes an "Event of Default" under this
Indenture:

          (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article Ten hereof);

          (ii) default in payment when due of the principal of, or premium, if any, on the Notes (whether or not prohibited by Article Ten hereof);

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          (iii) failure by the Company or any of its Restricted Subsidiaries to
     comply with the provisions described under Sections 4.10 (whether or not prohibited by Article Ten hereof), 4.14 (whether or not prohibited by Article Ten hereof) or 5.01;

          (iv) failure by the Company or any of its Restricted Subsidiaries to comply with any of its other agreements in this Indenture or the Notes, which default continues for a period of 30 days after the Company receives written notice thereof specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

               (A) is caused by a failure to pay at the stated maturity the principal of, or interest or premium, if any, on such Indebtedness (a "Payment Default"); or

               (B) results in the acceleration of such Indebtedness prior to its stated maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final, non-appealable judgments aggregating in excess of $10.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) that remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days;

          (vii) default by any Guarantor that is a Significant Subsidiary or by a group of Guarantors that, taken together, would be a Significant Subsidiary in the performance of any covenant set forth in its or their Note Guarantee(s), written repudiation by any Guarantor that is a Significant Subsidiary of its obligations under its Note Guarantee or by a group of Guarantors that, taken together, would be a Significant Subsidiary of their Note Guarantees, or the judicial determination that any Note Guarantee is unenforceable against a Guarantor that is a Significant Subsidiary or against a group of Guarantors that, taken together, would constitute a Significant Subsidiary;

          (viii) the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

               (A) commences a voluntary case,

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               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) makes a general assignment for the benefit of its creditors, or

               (D) generally is not paying its debts as they become due; or

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or Restricted Subsidiaries that together would constitute a Significant Subsidiary), in an involuntary case; or

               (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or Restricted Subsidiaries that together would constitute a Significant Subsidiary), or

               (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or Restricted Subsidiaries that together would constitute a Significant Subsidiary);

          and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

          (a) In the case of an Event of Default specified in clauses (viii) or
(ix) of Section 6.01 hereof, with respect to the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration."

          (b) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(v) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(v) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration of the Notes with respect thereto and if (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

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Section 6.03. Other Remedies.

          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Liquidated Damages, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Rescission, Cancellation and Waiver of Past Defaults.

          (a) The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind and cancel a declaration of acceleration pursuant to Section 6.02 hereof, and its consequences if:

          (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

          (ii) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration;

          (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, premium, if any, and interest which has become due otherwise than by such declaration of acceleration, has been paid;

          (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

          (v) in the event of cure or waiver of a Default or Event of Default of the type described in Section 6.01(viii) or (ix), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived.

          (b) The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

          The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to any such rescission, cancellation or waiver and attaching copies of such consents. In case of any such rescission, cancellation or waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 and Section 9.02 shall be in lieu

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of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such rescission, cancellation or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

          (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any costs, liability or expense that might be incurred by it in connection with the request or direction;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

          (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the

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consent of such Holder. However, any such payment received by a Holder is subject to the subordination provisions of Article Ten.

Section 6.08. Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

          (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

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          Second: subject to Article Ten, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

                                 ARTICLE SEVEN
                                     TRUSTEE

Section 7.01. Duties of Trustee. Except to the extent, if any, provided otherwise in the Trust Indenture Act of 1939 (as from time to time in effect):

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Certain Rights of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

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          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes.

Section 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939 (as in effect at such time), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Notwithstanding the effective date of this Indenture or anything to the contrary contained in this Indenture, the Trustee shall have no liability or responsibility for any act or event relating to this Indenture or the transactions related thereto which occurs prior to the date of this Indenture, and shall have no contractual obligations or fiduciary duties to the Company, any Guarantors, the Holders of the Notes and the holders of beneficial interests therein, or any other Person until the date of this Indenture.

Section 7.05. Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, interest or Liquidated Damages on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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Section 7.06. Reports by Trustee to Holders of the Notes.

          (a) Within 60 days after each May 15 beginning with May 30 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07. Compensation and Indemnity.

          (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation of removal of the Trustee.

          (d) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) and (ix) hereof occurs, the expenses and the

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compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (f) The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10 hereof;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a custodian or public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement

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of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150.0 million (or a direct or indirect wholly-owned subsidiary of a bank or trust company, or a bank holding company, having a combined capital and surplus of $150.0 million) as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)310(a)(1), (2) and (5). The Trustee is subject to TIA
(S)310(b).

Section 7.11. Preferential Collection of Claims Against Company.

          The Trustee is subject to TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

                                 ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged

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with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article 2 concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company's obligations under
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantor's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) through (vii) shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

          (a) The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

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          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (vii) if the Notes are to be redeemed prior to their stated maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

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          (viii) the Company must deliver to the Trustee an Officers'
     Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust;
              Other Miscellaneous Provisions.

          (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

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Section 8.07. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof and, in the case of a Legal Defeasance, the Guarantors' obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

          (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (i) to cure any ambiguity, omission, defect or inconsistency;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets;

          (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

          (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (vi) to reflect the release of any Guarantor from its Note Guarantee or add any Guarantor pursuant to and in the manner provided by this Indenture.

          (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under
Section 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or

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permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

          (a) Except as otherwise provided in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of this Indenture which cannot be amended without the consent of each Holder of an outstanding Note) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

          (c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

          (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional

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Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase, reduce the redemption or repurchase price of the Notes, or waive any payment with respect to the redemption of the Notes (except as would otherwise be permitted under this Section 9.02(e)(ix));

          (iii) reduce the rate of or change the time for payment of interest on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of, or premium or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than U.S. dollars;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium or interest on, the Notes;

          (vii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (viii) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

          (ix) after the Company's obligation to purchase the Notes arises under this Indenture, amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14, including, in each case, amending, changing or modifying any definition relating thereto;

          (x) amend or modify any of the provisions of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or

          (xi) make any change in the preceding amendment and waiver provisions.

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Section 9.03. Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

          (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

          The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

                                  ARTICLE TEN
                             SUBORDINATION OF NOTES

Section 10.01. Agreement to Subordinate. The Company and each Guarantor (by execution of a Note Guarantee) agrees, and the Trustee, by acceptance of its appointment as trustee under this Indenture, and each Holder by accepting a Note agrees, that the Indebtedness and Obligations (i) of the Company evidenced by the Notes, this Indenture and the Registration Rights Agreement, all as amended, supplemented or restated from time to time, are subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and (ii) of a Guarantor evidenced by the Note

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Guarantee of such Guarantor, as amended, supplemented or restated from time to time, are subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash of all Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that, in each case, the subordination is for the benefit of the holders of Senior Debt of the Company or such Guarantor, as the case may be. For purposes of this Article Ten, the Company and the Guarantors are referred to as the "Obligors," and each an "Obligor," and the Indebtedness and Obligations of the Company evidenced by the Notes, this Indenture and the Registration Rights Agreement and the Note Guarantee of the Guarantors, all as amended, supplemented or restated from time to time, are referred to as the "Subordinated Debt."

Section 10.02. Liquidation; Dissolution; Bankruptcy. The holders of Senior Debt of an Obligor will be entitled to receive payment in full in cash of all Obligations owing in respect of the Senior Debt of such Obligor (whether or not then due and payable) before the Trustee or the holders of Subordinated Debt of such Obligor will be entitled to receive any payment, whether in cash, property or securities, with respect to the Subordinated Debt (except that holders of Subordinated Debt may receive and retain Permitted Junior Securities and payments made from the trust pursuant to Article Eight hereof), in the event of any payment or distribution to creditors of such Obligor: (i) in a liquidation, dissolution or winding up of such Obligor; (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (whether voluntary or involuntary) relating to such Obligor or its property; (iii) in an assignment by such Obligor for the benefit of its creditors; or (iv) in any marshaling of such Obligor's assets and liabilities.

Section 10.03. Default on Designated Senior Debt. No Obligor may make, and neither the Trustee nor any holder of Subordinated Debt of an Obligor may accept, any payment in respect of the Subordinated Debt of such Obligor (except in Permitted Junior Securities or from the trust pursuant to Article Eight hereof):

          (a) (1) in the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on or any other amount due with respect to any Designated Senior Debt (without regard to any grace or cure period) or (2) in the event that any event of default (other than a payment default described in clause (1)) with respect to any Designated Senior Debt shall have occurred and be continuing and shall have resulted in such Designated Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

          (b) if any event of default other than as described in Section 10.03(a) above with respect to any Designated Senior Debt shall have occurred and be continuing permitting the holders of such Designated Senior Debt (or their Representative or Representatives) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable (whether or not such Designated Senior Debt actually becomes or is declared due and payable prior to the date on which it would otherwise have become due and payable):

          (i) in case of any payment default or acceleration specified in clause
     (a), unless and until such default shall have been cured or waived or such acceleration shall have been rescinded or annulled, or

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          (ii) in case of any nonpayment event of default specified in Section
     10.03(b), during the period (a "Payment Blockage Period") commencing on the date the Trustee receives written notice (a "Payment Blockage Notice") of such event of default from the requisite holders or a Representative of the holders of such Designated Senior Debt and ending on the earlier of:

               (A) (x) the date, if any, on which such Designated Senior Debt to which such default relates is paid in full in cash and all commitments and letters or credit thereunder have terminated or expired or (y) the date such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt by the holders of such Designated Senior Debt; and

               (B) 179 days after such date.

          (c) No new Payment Blockage Notice may be delivered to the Trustee that would start a new Payment Blockage Period unless and until: (i) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and (ii) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due (other than as a result of any acceleration of the Notes and other than as a result of any purchase or repurchase of the Notes under Section 4.10 or 4.14 to the extent such repurchase is prohibited by Section 10.14) have been paid in full in cash. No nonpayment default which existed or was continuing with respect to the Designated Senior Debt on the date of delivery of any Payment Blockage Notice to the Trustee shall be or be made the basis for the commencement of any subsequent Payment Blockage Notice unless such first-mentioned nonpayment default has been cured or waived for a period of not less than 90 days.

Section 10.04. Acceleration of Securities. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of Senior Debt of the acceleration.

Section 10.05. When Distribution Must Be Paid Over. In the event that the Trustee or any holder of Subordinated Debt of an Obligor receives any payment in respect of Subordinated Debt of such Obligor (except in Permitted Junior Securities or from the trust pursuant to Article Eight hereof) at a time when such payment is prohibited by this Article Ten, such payment shall be held by the Trustee or such holder, as applicable, in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of Senior Debt of such Obligor as their interests may appear or their Representative, as their respective interests may appear, for application to the payment of all Senior Debt of such Obligor remaining unpaid to the extent necessary to pay such Senior Debt in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Obligor.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Ten and elsewhere in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          All money and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Eleven shall be for the sole benefit of the Holders and shall not be subject to this Article Ten. Otherwise, any deposit of assets by an Obligor with the Trustee or any Paying Agent (whether or not in trust) for the payment of any Subordinated Debt shall be subject to the provisions of this Article Ten; provided that, if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 10.11, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The preceding sentence shall be construed solely for the benefit of the Trustee and each Paying Agent and shall not otherwise affect the rights of holders of Senior Debt or the obligations of holders of Subordinated Debt or the Obligors under this Article Ten.

Section 10.06. Notice by the Company. The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Subordinated Debt to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Subordinated Debt to the Senior Debt as provided in this Article Ten.

Section 10.07. Subrogation. After all Senior Debt of an Obligor is paid in full in cash and until the Subordinated Debt of such Obligor is paid in full and all commitments and letters of credit thereunder have terminated or expired, holders of Subordinated Debt of such Obligor shall be subrogated (equally and ratably with holders of all other Indebtedness pari passu with the Subordinated Debt of such Obligor to the extent distributions payable to such holders were applied to the payment of Senior Debt of such Obligor) to the rights of holders of Senior Debt of such Obligor to receive distributions applicable to Senior Debt of such Obligor to the extent that distributions otherwise payable to the holders of Subordinated Debt of such Obligor have been applied to the payment of Senior Debt of such Obligor. A distribution made under this Article Ten to holders of Senior Debt of an Obligor that otherwise would have been made to holders of Subordinated Debt of such Obligor is not, as between such Obligor and holders of Subordinated Debt of such Obligor, a payment by such Obligor on the Subordinated Debt.

Section 10.08. Relative Rights. This Article Ten defines the relative rights of holders of Subordinated Debt of an Obligor and holders of Senior Debt of such Obligor. Nothing in this Indenture shall:

          (a) impair, as between an Obligor and Holders of Notes, the obligation of such Obligor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (b) affect the relative rights of holders of Subordinated Debt of an Obligor and creditors of such Obligor other than their rights in relation to holders of Senior Debt of such Obligor; or

          (c) prevent the Trustee or any holder of Subordinated Debt of an Obligor from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of such Obligor to receive distributions and payments otherwise payable to holders of Subordinated Debt of such Obligor.

          If an Obligor fails because of this Article Ten to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09. Subordination May Not Be Impaired by an Obligor. No right of any present or future holder of any Senior Debt or any Representative thereof to enforce the subordination provisions in this Article Ten shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any such holder, or by any noncompliance by any Obligor with the terms of this Indenture or any Note Guarantee, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with any Obligor, all without affecting the liabilities and obligations of the parties to this Indenture or the Note Guarantees or the holders of Subordinated Debt.

Section 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of an Obligor referred to in this Article Ten, the Trustee and the holders of Subordinated Debt of such Obligor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to such holders of Subordinated Debt for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

Section 10.11. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, unless the Trustee shall have received at the Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Subordinated Debt to violate this Article Ten. Only the Company or the holders of Designated Senior Debt or a Representative therefor may give the notice. Nothing in this Article Ten shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof. Nothing in this Section 10.11 is intended to or shall relieve any holder of Subordinated Debt from the obligations imposed under this Article Ten with respect to money or other distributions received in violation of the provisions of this Article Ten.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12. Authorization to Effect Subordination. Each holder of Subordinated Debt, by the holder's acceptance thereof, authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Ten, and appoints the Trustee to act as such holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the agent under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the holders of the Subordinated Debt.

Section 10.13. Payment. A payment with respect to Subordinated Debt shall include, without limitation, payment of principal of (and premium, if any) and interest (including Liquidated Damages) on any Note, any depositing of funds under Article Eleven, any payment on account of any mandatory or optional repurchase or redemption of any Note (including payments pursuant to Article Three or Section 4.10 or Section 4.14) and any payment or recovery on any claim (whether for rescission damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note, provided that any such payment, deposit, other payment or recovery (i) not prohibited pursuant to this Article Ten at the time actually made shall not be subject to any recovery by any holder of Senior Debt or Representative therefor or other Person pursuant to this Article Ten at any time thereafter and (ii) made by or from any Person other than an Obligor shall not be subject to any recovery by any holder of Senior Debt of such Obligor or Representative therefor or other Person pursuant to this Article Ten at any time thereafter except to the extent such Person recovers any such amount paid from such Obligor, whether pursuant to rights of indemnity, rescission or otherwise.

Section 10.14. Repurchase of Notes. No Obligor shall make, and neither the Trustee nor any holder of Subordinated Debt may accept from any Obligor, any payment in respect of any purchase or repurchase of the Notes pursuant to Sections 4.10 or 4.14 of this Indenture, unless the Company shall first have either repaid all outstanding Senior Debt and terminated all commitments and letters of credit thereunder or obtained the requisite consents, if any, under all agreements governing outstanding Senior Debt, to permit such purchase or repurchase.

                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, when:

          (i) either:

               (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

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

               (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (ii) no Default or Event of Default shall have occurred and be continuing on the date of any deposit referred to in clause (a)(i)(B) or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound;

          (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

          (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

          (b) In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          (c) Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

Section 11.02. Deposited Money and Government Securities to Be Held in Trust;
               Other Miscellaneous Provisions.

          Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

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

Section 11.03. Repayment to the Company.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 12.02. Notices.

          (a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Guarantor:

          Monitronics International, Inc.
          12801 Stemmons Freeway, Suite 821
          Dallas, Texas 75234
          Facsimile: (912) 919-1985
          Attention: Michael Meyers, Chief Financial Officer

          with a copy to:

          Vinson & Elkins L.L.P.
          3700 Trammell Crow Center
          2001 Ross Avenue
          Dallas, Texas  75021
          Facsimile: (214) 999-7714
          Attention: Christine Hathaway, Esq.

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

          If to the Trustee:

          The Bank of New York Trust Company of Florida, N.A.
          600 Pearl Street, Suite 420
          Dallas, Texas 75201
          Facsimile: (214) 880-8241
          Attention: Patrick T. Giordano

          (b) The Company the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The Trustee may accept signatures to original documents to the same effect as if it had received the original of such documents.

          (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S)313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA (S)312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA
(S)312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

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

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon and Officers' Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S)314(a)(4)) shall comply with the provisions of TIA
(S)314(e) and shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08. Governing Law.

          THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

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

Section 12.09. Consent to Jurisdiction.

          Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 12.10. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11. Successors.

          All agreements of the Company or any Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. Severability.

          In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13. Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of

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

execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

          (d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA (S)316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 12.15. Intercreditor and Subordination Agreement.

          The Trustee is hereby authorized and directed to enter into the Intercreditor and Subordination Agreement, and to execute such agreement as attorney-in-fact on behalf of the Holders, and take any and all actions required or permitted by the terms thereof. With respect to any amendment or modification of any provision of the Intercreditor and Subordination Agreement, or the giving of any consent with respect thereto, the Trustee will act upon the direction of Holders of a majority in principal amount of the then outstanding Notes.

Section 12.16. Benefit of Indenture.

          Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.17. Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

                                MONITRONICS INTERNATIONAL, INC.


                                By: /s/ James R. Hull
                                    --------------------------------------------
                                    Name: James R. Hull
                                    Title: President and Chief Executive Officer


                                THE BANK OF NEW YORK TRUST
                                COMPANY OF FLORIDA, N.A.,
                                Trustee


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                                 [Face of Note]

                          [INSERT APPROPRIATE LEGENDS]

                                                               CUSIP [         ]

No.                                                                **$        **
                                                                      --------

                         MONITRONICS INTERNATIONAL, INC.

                   11 3/4% Senior Subordinated Notes due 2010

Issue Date:

          Monitronics International, Inc., a Texas corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to),
for value received, promises to pay to       , or its registered assigns, the
                                       ------
principal sum of [Amount of Note] ($______) on September 1, 2010.

Interest Payment Dates:  March 1 and September 1, commencing March 1, 2004.

Record Dates:  February 15 and August 15.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                [ATTACH NOTATION OF GUARANTEE FOR EACH GUARANTOR]

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        MONITRONICS INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                    (Trustee's Certificate of Authentication)

This is one of the 11 3/4% Senior Subordinated Notes due 2010 described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.,

as Trustee


By:
    ----------------------------------
    Authorized Signatory

                             [Reverse Side of Note]

                         MONITRONICS INTERNATIONAL, Inc.

                   11 3/4% Senior Subordinated Notes due 2010

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. The Company promises to pay interest on the principal amount of this Note at 11 3/4% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and to any Holder of $1.0 million or more of Notes which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company issued the Notes under an Indenture dated as of August 25, 2003 ("Indenture") among the Company, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this
Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

          5. Subordination. The Notes are general senior subordinated unsecured obligations of the Company, subordinated in right of payment to all Senior Debt of the Company as set forth in Article Ten of the Indenture. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by Article Ten of the Indenture and (b) appoints the Trustee as attorney-in-fact of such Holder for any and all such purposes.

          6. Optional Redemption. (a) Except as set forth in paragraph 6(b) and 6(c) below, the Company shall not have the option to redeem any Notes prior to September 1, 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest and Liquidated Damages due on the related interest payment date):

Year                                                                  Percentage
----                                                                  ----------
2007...............................................................    108.000%
2008...............................................................    102.938%
2009...............................................................    100.000%

          (b) Notwithstanding the foregoing, at any time prior to September 1, 2006, the Company may redeem up to 25% of the aggregate principal amount of Notes issued under the Indenture (including additional Notes, if any, issued subsequent to the Closing Date) at a redemption price equal to 111.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more offerings of Capital Stock (other than Disqualified Stock) of the Company or of a Holding Company (to the extent, in the case of a Holding Company, that the net cash proceeds thereof are used to purchase Capital Stock (other than Disqualified Stock), or are contributed to the common equity capital, of the Company); provided that (A) at least 75% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and (B) the redemption must occur within 90 days of the date of the closing of such offering.

          (c) In addition, at any time prior to September 1, 2007, the Company may redeem all or part of the Notes upon not less than 30 days' nor more than 60 days' notice at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption, plus (iii) the Applicable Premium.

          7. Repurchase at Option of Holder. (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer by the Company (a "Change of Control Offer") at an offer price (a "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the "Change of Control Payment Date") specified in such notice, which shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds at its option: (i) to repay Senior Debt of the Company or any Guarantor, or any Indebtedness of any Restricted Subsidiary that is not a Guarantor (and, in the case of revolving credit Indebtedness, to reduce commitments with respect thereto); or (ii) to the acquisition of a majority of the assets of a Permitted Business, or a majority of the Voting Stock of a Person engaged in a Permitted Business (provided that such Person will become on the date of acquisition thereof a Restricted Subsidiary), the making of a capital expenditure or the acquisition of other long-term assets (including, without limitation, security monitoring accounts or agreements) that are used or useful in a Permitted Business. Pending application of Net Proceeds pursuant to the Section 4.10 of the Indenture, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the next preceding sentence will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes and other Indebtedness ranking on a parity with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and other Indebtedness ranking on a parity with the Notes, pro rata, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or the accreted value of such Indebtedness, if such other Indebtedness is issued at a discount), plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Indebtedness ranking on a parity with the Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other Indebtedness ranking on a parity with the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or between a record date and the corresponding interest payment date.

          9. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder of an outstanding Note) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder.

          11. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Liquidated Damages) if it determines that withholding notice is in their interest. Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind and annul a declaration of acceleration pursuant to
Section 6.02 of the Indenture, and its consequences, and waive any related existing Default or Event of Default if certain conditions are satisfied.

          12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its

Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of August 25, 2003, between the Company and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes (the "Registration Rights Agreement").

          16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          17. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Monitronics International, Inc.
          12801 Stemmons Freeway, Suite 821
          Dallas, Texas 75234
          Facsimile: (912) 919-1985
          Attention: Michael Meyers, Chief Financial Officer

                                 Assignment Form

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------

                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ------------


                               Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)


Signature Guarantee*:
                      ----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                      [ ] Section 4.10    [ ] Section 4.14

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                               $
                                -----------------

Date:
      --------------------


                               Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                               on the face of this Note)

                               Tax Identification No.:
                                                       -------------------------

Signature Guarantee*:
                      ----------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                    Principal Amount at
                   Amount of Decrease in   Amount of Increase in         Maturity              Signature of
                    Principal Amount at     Principal Amount at      of this Global Note    Authorized Officer
                          Maturity               Maturity              Following such         of Trustee or
Date of Exchange    of this Global Note     of this Global Note    decrease (or increase)     Note Custodian
----------------   ---------------------   ---------------------   ----------------------   ------------------






                                      A1-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Monitronics International, Inc.
12801 Stemmons Freeway, Suite 821
Dallas, Texas  75234
Facsimile:(912)919-1985
Attention: Michael Meyers, Chief Financial Officer

The Bank of New York Trust Company of Florida, N.A.
Corporate Trust Window
101 Barclay Street
New York, NY 10286
Attention:  Bond Transfer Unit

          Re: 11 3/4% Senior Subordinated Notes due 2010

          Reference is hereby made to the Indenture, dated as of August 25, 2003 (the "Indenture"), between Monitronics International, Inc., a Texas corporation (the "Company") and The Bank of New York Trust Company of Florida, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              (the "Transferor") owns and proposes to transfer
          -------------------
the Note[s] or interest in such Note[s] specified in Annex A hereto, in the
principal amount at maturity of $            in such Note[s] or interests (the
                                 -----------
"Transfer"), to                             (the "Transferee"), as further
                ---------------------------
specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     [ ] 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     [ ] 2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation
S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

     [ ] 3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     [ ] (a) such Transfer is being effected to the Company or a subsidiary thereof; or

     [ ] (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

          4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

     [ ] (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     [ ] (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     [ ] (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        Dated:
                                               ----------------------


                                        ----------------------------------------
                                               [Insert Name of Transferor]


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (A) OR (B)]

          [ ]  (A) A BENEFICIAL INTEREST IN THE:

               (i)  144A Global Note (CUSIP           ); or
                                            ----------

               (ii) Regulation S Global Note (CUSIP           ); or
                                                    ----------

          [ ]  (B) A RESTRICTED DEFINITIVE NOTE.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          [ ]  (A) A BENEFICIAL INTEREST IN THE:

               (i)  144A Global Note (CUSIP           ); or
                                            ----------

               (ii) Regulation S Global Note (CUSIP           ); or
                                                    ----------

               (iii) Unrestricted Global Note (CUSIP          ); or
                                                    ----------

          [ ]  (B) A RESTRICTED DEFINITIVE NOTE; OR

          [ ]  (C) AN UNRESTRICTED DEFINITIVE NOTE,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Monitronics International, Inc.
12801 Stemmons Freeway, Suite 821
Dallas, Texas 75234
Facsimile:(912)919-1985
Attention: Michael Meyers, Chief Financial Officer

The Bank of New York Trust Company of Florida, N.A.
Corporate Trust Window
101 Barclay Street
New York, NY 10286
Attention: Bond Transfer Unit

          Re: 11 3/4% Senior Subordinated Notes due 2010

          Reference is hereby made to the Indenture, dated as of August 25, 2003 (the "Indenture"), between Monitronics International, Inc., a Texas corporation (the "Company") and The Bank of New York Trust Company of Florida, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     (the "Owner") owns and proposes to exchange
          --------------------------
the Note[s] or interest in such Note[s] specified herein, in the principal
amount at maturity of $             in such Note[s] or interests (the
                       ------------
"Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     [ ] (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     [ ] (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer,

(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     [ ] (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     [ ] (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

     [ ] (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     [ ] (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

          [ ]   144A Global Note,

          [ ]   Regulation S Global Note,

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        Dated:
                                               ----------------------


                                        ----------------------------------------
                                               [Insert Name of Transferor]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Monitronics International, Inc.
12801 Stemmons Freeway, Suite 821
Dallas, Texas 75234
Facsimile:(912)919-1985
Attention: Michael Meyers, Chief Financial Officer

The Bank of New York Trust Company of Florida, N.A.
Corporate Trust Window
101 Barclay Street
New York, NY 10286
Attention: Bond Transfer Unit

          Re: 11 3/4% Senior Subordinated Notes due 2010

          Reference is hereby made to the Indenture, dated as of August 25, 2003 (the "Indenture"), between Monitronics International, Inc., a Texas corporation (the "Company") and The Bank of New York Trust Company of Florida, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $             aggregate
                                                       ------------
principal amount at maturity of:

          (a)  [ ]:  beneficial interest in a Global Note, or

          (b)  [ ]   a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only:

          (i)(a) to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the securities act) in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, (c) outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act, (d) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2) (3) or (7) of the Securities Act (an "Institutional Accredited Investor")) that, prior to such transfer, furnishes the trustee a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of Notes less than $100,000, an Opinion of Counsel acceptable to the issuer that such transfer is in compliance with the Securities Act, or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Company so requests),

          (ii) to the Company, or

          (iii) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction;

and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


Dated:
       ------------------------         ----------------------------------------
                                        [Insert Name of Accredited Investor]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 25, 2003 (the "Indenture") between Monitronics International, Inc. and The Bank of New York Trust Company of Florida, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and the due and punctual payment of interest on overdue principal premium, if any, and interest and Liquidated Damages, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee will be expressly subordinated to all Senior Debt (as defined in the Indenture) as set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

          IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

                                        [NAME OF GUARANTOR]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

          Supplemental Indenture (this "Supplemental Indenture"), dated as of
             , between                    (the "Guaranteeing Subsidiary"), a
-------------          ------------------
subsidiary of Monitronics International, Inc. (or its permitted successor), a Texas corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Trust Company of Florida, N.A. (or its permitted successor), as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 25, 2003 providing for the issuance of 11 3/4% Senior Subordinated Notes due 2010 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee.

          (a) The Guaranteeing Subsidiary, along with all other Guarantors, jointly and severally, fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages (as defined in the Indenture), if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof.

          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          (c) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (d) The Guaranteeing Subsidiary agrees that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (e) The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (f) The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (g) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of Holders under the Note Guarantee.

          (h) The Guaranteeing Subsidiary confirms that it is the intention of such Guaranteeing Subsidiary that its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee and, to effectuate the foregoing intention, agrees hereby irrevocably that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Indenture, result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance.

          3. Agreement to Subordinate.

          The Note Guarantee of each Guaranteeing Subsidiary shall be subordinated to all Senior Debt of such Guarantor, as and to the extent provided in Article Ten of the Indenture.

          4. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          5. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.

          (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (ii) either:

               (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

               (B) such sale or other disposition or consolidation or merger complies with Section 4.10 of the Indenture.

          (b) In case of any such consolidation, merger, sale or conveyance governed by Section 4(a) hereof and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

          6. Release.

          (a) Any Guarantor will be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section
4.10 of the Indenture; (ii) if the Company properly designates that Guarantor as an Unrestricted Subsidiary under the Indenture or (iii) upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.17(a) and (b) of the Indenture, except a discharge or release by or as a result of payment under such Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 5 have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

          (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Supplemental Indenture.

          7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                ,
       ---------------  ----

                                        [Guaranteeing Subsidiary]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        MONITRONICS INTERNATIONAL, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        The Bank of New York Trust
                                        Company of Florida, N.A.,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      F-6